UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: December 14, 2005

(Date of earliest event reported): December 13, 2005

Silverleaf Resorts, Inc.
(Exact name of registrant as specified in its charter)

Texas
(State or other jurisdiction of incorporation)

1-13003	75-2259890
(Commission File Number)	(IRS Employer Identification Number)

1221 River Bend Drive, Suite 120, Dallas, Texas	75247
(Address of principal executive offices)	(Zip Code)

214-631-1166
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a.12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosures

On December 13, 2005, the Registrant issued a press release stating that it had opened a new showroom-style, off-site sales office in Irving, Texas. The Registrant estimated that the new facility will generate annual sales to new members by $10 to $12 million when construction is complete.

On December 14, 2005, the Registrant issued a press release stating that it has completed its initial evaluation of the impact that Statement of Financial Accounting Standards No. 152, “Accounting for Real Estate Time-Sharing Transactions” (“SFAS 152”) will have on the Registrant. The Registrant reported that it believes that SFAS 152, which will apply to the Registrant beginning January 1, 2006, will not have a material impact on its consolidated results of operations, financial position, and future financial statements.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

Exhibit No.	Description of Exhibit

*99.1	Press Release issued by the Registrant on December 13, 2005 announcing showroom-style, off-site sales office.
*99.2	Press Release issued by the Registrant on December 14, 2005 regarding the impact of SFAS 152 in 2006.

* filed herewith

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATE: December 14, 2005	SILVERLEAF RESORTS, INC.

Date:	By:	/S/ HARRY J. WHITE, JR.

	Name:	Harry J. White, Jr.
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

*99.1	Press Release issued by the Registrant on December 13, 2005 announcing showroom-style, off-site sales office.
*99.2	Press Release issued by the Registrant on December 14, 2005 regarding the impact of SFAS 152 in 2006.